SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-A



FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934



SEARS ROEBUCK ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)


     Delaware                      51-0080535
(State of incorporation or         (I.R.S. Employer
organization)                      Identification No.)



3711 Kennett Pike, Greenville, Delaware           19807
(Address of principal executive offices)          (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A-(c)(1), please check the following box.  [ X ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
A-(c)(2), please check the following box. [  ]


Securities to be registered pursuant to Section 12(b) of the
Act:

          Title of each class           Name of each
          to be so registered           exchange on which
                                        each class is to be
                                        registered

     6 3/4% Notes due September         New York Stock
     15, 2005                           Exchange



Securities to be registered pursuant to Section 12(g) of the
Act:

                              None

Item 1.  Description of Registrant's Securities to be
Registered.

The material set forth in the section captioned "Description of Debt Securities" in the Registrant's Prospectus dated May 23, 1995 and the material set forth in the section captioned "Description of Notes" in the Registrant's Prospectus Supplement dated September 7, 1995, relating to Registration Statement No. 33-58139, filed with the Securities and Exchange Commission on September 8, 1995, pursuant to Rule 424(b)(5), is incorporated herein by reference.

Item 2.  Exhibits.

These documents were delivered to the New York Stock Exchange.

1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

2. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

3. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995.

4. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995.

5. Certificate of Incorporation of the Registrant, as in effect at November 13, 1987.

6. By-laws of the Registrant, as in effect at March 24, 1995.


7.   Form of the Registrants 6 3/4% Note due September 15,
2005.

8. Indenture, dated as of May 15, 1995, between the Registrant and The Chase Manhattan Bank, N.A., as Trustee.

9.   Fixed Charge Coverage and Ownership Agreement dated as of
May 15, 1995 between the Registrant and Sears, Roebuck and Co.



SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 14th day of November, 1995.


SEARS ROEBUCK ACCEPTANCE CORP.


By:   /s/ Keith E. Trost
Its:   President